EXHIBIT A

As of May 17,

2019

1.	Licensed Benchmarks

WisdomTree U.S. Dividend Index
WisdomTree U.S. High Dividend Index
WisdomTree U.S. Dividend Ex-Financials Index
WisdomTree U.S. LargeCap Dividend Index
WisdomTree U.S. MidCap Dividend Index
WisdomTree U.S. SmallCap Dividend Index
WisdomTree U.S. Total Market Index
WisdomTree U.S. Large Cap Index
WisdomTree U.S. MidCap Index
WisdomTree U.S. SmallCap Index
WisdomTree U.S. LargeCap Value Index
WisdomTree International Equity Index
WisdomTree International High Dividend Index
WisdomTree International Hedged Equity Index
WisdomTree International Dividend ex-Financials Index
WisdomTree International LargeCap Dividend Index
WisdomTree International MidCap Dividend Index
WisdomTree International SmallCap Dividend Index
WisdomTree Europe SmallCap Dividend Index
WisdomTree Global High Dividend Index
WisdomTree Japan Hedged Equity Index
WisdomTree Japan SmallCap Dividend Index
WisdomTree Global ex-U.S. Quality Dividend Growth Index
WisdomTree Asia Pacific ex-Japan Index
WisdomTree Emerging Markets High Dividend Index
WisdomTree Emerging Markets SmallCap Dividend Index
WisdomTree Middle East Dividend Index
WisdomTree India Earnings Index
WisdomTree Global ex-U.S. Real Estate Index
WisdomTree U.S. Quality Dividend Growth Index
WisdomTree United Kingdom Hedged Equity Index
WisdomTree Japan Hedged SmallCap Equity Index
WisdomTree U.S. SmallCap Quality Dividend Growth Index
WisdomTree Emerging Markets Quality Dividend Growth Index
WisdomTree Germany Hedged Equity Index
WisdomTree Japan Hedged Real Estate Index
WisdomTree Japan Hedged Health Care Index
WisdomTree Japan Hedged Financials Index
WisdomTree Japan Hedged Capital Goods Index
WisdomTree Europe Quality Dividend Growth Index
WisdomTree International Hedged Quality Dividend Growth Index
WisdomTree Emerging Markets ex-State-Owned Enterprises Index
WisdomTree Europe Hedged SmallCap Equity Index
WisdomTree Japan Hedged Quality Dividend Growth Index

WisdomTree Japan Quality Dividend Growth Index
WisdomTree International Hedged SmallCap Dividend Index
WisdomTree Global ex-U.S. Hedged Dividend Index
WisdomTree China ex-State-Owned Enterprises Index
WisdomTree International Hedged Equity Index
WisdomTree U.S. Domestic Economy Index
WisdomTree U.S. Export and Multinational Index
WisdomTree Global ex-U.S. Hedged Real Estate Index
WisdomTree Strong Dollar Emerging Markets Equity Index
WisdomTree Europe Domestic Economy Index
WisdomTree Global SmallCap Dividend Index
WisdomTree Global Hedged SmallCap Dividend Index
WisdomTree Dynamic Long/Short U.S. Equity Index
WisdomTree Dynamic Bearish U.S. Equity Index
WisdomTree Dynamic Currency Hedged International Equity Index
WisdomTree Dynamic Currency Hedged International SmallCap Equity Index
WisdomTree Dynamic Currency Hedged Europe Equity Index
WisdomTree Dynamic Currency Hedged Japan Equity Index
WisdomTree International Quality Dividend Growth Index
WisdomTree Emerging Markets Dividend Index
WisdomTree Global ex-Mexico Equity Index
WisdomTree Fundamental U.S. Corporate Bond Index
WisdomTree Fundamental U.S. Short-Term Corporate Bond Index
WisdomTree Fundamental U.S. High Yield Corporate Bond Index
WisdomTree Fundamental U.S. Short-Term High Yield Corporate Bond Index
WisdomTree Fundamental U.S. BBB Corporate Bond Index
WisdomTree Fundamental U.S. Short-Term BBB Corporate Bond Index
WisdomTree Managed Futures Index
WisdomTree Dynamic Currency Hedged International Quality Dividend Growth Index
WisdomTree U.S. Multifactor Index
WisdomTree Balanced Income Index
WisdomTree India ex-State-Owned Enterprises Index
WisdomTree Modern Tech Platforms Index

2.	Licensed Marks

WISDOMTREE

HIGH-YIELDING EQUITY